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                               EXHIBIT 23.2






                     CONSENT OF RICHARDSON & COMPANY


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sonoma Valley Bancorp's 2002 Equity Incentive Plan of our report dated January 31, 2002 with respect to the consolidated financial statements of Sonoma Valley Bancorp and Subsidiary included in its Annual Report (Form 10-KSB) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                        /S/ Richardson & Company
                                        -------------------------
                                        Richardson & Company


Sacramento, California
May 14, 2002